Exhibit 4.01

500 MORRIS AVENUE

SPRINGFIELD, NJ 07081

(973) 467-3838  •  FAX (973) 467-3184

July 12, 2010

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, DC 20549

Re: OmniComm Systems, Inc.

Commission File Number: 000-50839

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by OmniComm Systems, Inc. in Item 4.01 of its Form 8-K dated July 12, 2010 and captioned “Changes in Registrants Certifying Accountant”.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Greenberg & Company LLC

Greenberg & Company LLC